Exhibit 3.2

CERTIFICATE OF AMENDMENT

OF THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

TRANS-LUX CORPORATION

Trans-Lux Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”),

DOES HEREBY CERTIFY:

FIRST: That resolutions were duly adopted by the Board of Directors of the Corporation setting forth this proposed Amendment to the Amended and Restated Certificate of Incorporation of the Corporation and declaring said Amendment to be advisable and recommended for approval by the stockholders of the Corporation.

SECOND: Immediately upon the effectiveness of this Amendment to the Corporation’s Amended and Restated Certificate of Incorporation (the “Effective Time”), each one thousand (1,000) shares of the Corporation’s Common Stock, par value $0.001 per share, issued and outstanding or held by the Corporation as treasury stock shall be converted into one (1) share of the Corporation’s Common Stock, par value $0.001 per share, as constituted following the Effective Time.

THIRD: To accomplish the foregoing Amendment to the Amended and Restated Certificate of Incorporation of the Corporation, the following paragraph is added immediately after the first paragraph of ARTICLE FOURTH of the Amended and Restated Certificate of Incorporation of the Corporation as follows:

“Effective as of the effectiveness of the amendment to this Amended and Restated Certificate of Incorporation amending and restating this first paragraph to ARTICLE FOURTH (this “Amendment”) and without regard to any other provision of this Amended and Restated Certificate of Incorporation, each one (1) share of Common Stock, either issued or outstanding or held by the Corporation as treasury stock, immediately prior to the time this Amendment becomes effective shall be and is hereby automatically reclassified and changed (without any further act) into one one-thousandth (1/1,000th) of a fully paid and nonassessable share of Common Stock without increasing or decreasing the amount of stated capital or paid-in surplus of the Corporation, provided that no fractional shares shall be issued to any stockholder of record of fewer than 1,000 shares of Common Stock immediately prior to the time this Amendment becomes effective, and that instead of issuing such fractional shares to such holders, the Corporation’s transfer agent shall aggregate all such fractional shares and sell them as soon as practicable after the effective time of this Amendment at the then prevailing prices on the open market, on behalf of those stockholders who would otherwise be entitled to receive a fractional share.  After the transfer agent’s completion of such sale, stockholders shall receive a cash payment from the transfer agent in an amount equal to their respective pro rata shares of the total net proceeds of that sale.”

FOURTH: That, pursuant to resolution of its Board of Directors, an annual meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by applicable law was voted in favor of the Amendment.

FIFTH: That said Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

SIXTH: The foregoing amendment shall be effective as of 4:00pm Eastern Time on Tuesday October 29, 2013.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Amended and Restated Certificate of Incorporation to be executed on this 25th day of October, 2013.

TRANS-LUX CORPORATION

By:	/s/ Kristin Kreuder
Name: Kristin Kreuder
Title: Vice President, General Counsel and Secretary

CERTIFICATE OF AMENDMENT

OF THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

TRANS-LUX CORPORATION

Trans-Lux Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”),

DOES HEREBY CERTIFY:

FIRST: That resolutions were duly adopted by the Board of Directors of the Corporation setting forth this proposed Amendment to the Amended and Restated Certificate of Incorporation of the Corporation and declaring said Amendment to be advisable and recommended for approval by the stockholders of the Corporation.

SECOND: Immediately upon the effectiveness of this Amendment to the Corporation’s Amended and Restated Certificate of Incorporation (the “Effective Time”), each share of the Corporation’s Common Stock, par value $0.001 per share, issued and outstanding or held by the Corporation as treasury stock shall be converted into forty (40) shares of the Corporation’s Common Stock, par value $0.001 per share, as constituted following the Effective Time.

THIRD: To accomplish the foregoing Amendment to the Certificate of Incorporation of the Corporation, the following paragraph is added immediately after the second paragraph of ARTICLE FOURTH of the Amended and Restated Certificate of Incorporation of the Corporation as follows:

“Effective as of the effectiveness of the amendment to this Amended and Restated Certificate of Incorporation adding this additional paragraph following the second paragraph of ARTICLE FOURTH of the Amended and Restated Certificate of Incorporation (this “Amendment”) and without regard to any other provision of this Amended and Restated Certificate of Incorporation, each share of Common Stock, either issued or outstanding or held by the Corporation as treasury stock immediately prior to the effectiveness of this Amendment, and any fractional share of Common Stock held by a stockholder who holds in excess of one (1) share of Common Stock immediately prior to the time this Amendment becomes effective shall and is hereby automatically reclassified and changed (without any further act) into forty (40) fully-paid and nonassessable shares of Common Stock (or, with respect to fractional shares of Common Stock, such lesser number of shares of Common Stock and fractional shares as may be applicable based upon such 40 for 1 ratio), without increasing or decreasing the amount of stated capital or paid-in surplus of the Corporation, provided that no fractional shares of Common Stock shall be issued to any stockholder of record immediately following the time this Amendment becomes effective, and that instead of issuing such fractional shares to such holders, the Corporation’s transfer agent shall aggregate all such fractional shares and sell them as soon as practicable after the effectiveness of this Amendment at the then prevailing prices on the open market, on behalf of those stockholders who would otherwise be entitled to receive a fractional share.  After the transfer agent’s completion of such sale, stockholders shall receive a cash payment from the transfer agent in an amount equal to their respective pro rata shares of the total net proceeds of that sale.”

FOURTH: That, pursuant to resolution of its Board of Directors, an annual meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by applicable law was voted in favor of the Amendment.

FIFTH: That said Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

SIXTH: The foregoing amendment shall be effective as of 4:01pm Eastern Time on Tuesday October 29, 2013.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Amended and Restated Certificate of Incorporation to be executed on this 25th day of October, 2013.

TRANS-LUX CORPORATION

By:	/s/ Kristin Kreuder
Name: Kristin Kreuder
Title: Vice President, General Counsel and Secretary

CERTIFICATE OF AMENDMENT

OF THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

TRANS-LUX CORPORATION

Trans-Lux Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”),

DOES HEREBY CERTIFY:

FIRST: That resolutions were duly adopted by the Board of Directors of the Corporation setting forth this proposed Amendment to the Amended and Restated Certificate of Incorporation of the Corporation and declaring said Amendment to be advisable and recommended for approval by the stockholders of the Corporation.

SECOND: Immediately upon the effectiveness of this Amendment to the Corporation’s Amended and Restated Certificate of Incorporation (the “Effective Time”), the authorized Common Stock of the Corporation’s Common Stock shall be reduced following the Effective Time as described in this Amendment.

THIRD: To accomplish the foregoing Amendment to the Amended and Restated Certificate of Incorporation of the Corporation, the first paragraph of ARTICLE FOURTH of the Amended and Restated Certificate of Incorporation of the Corporation shall be amended and restated in its entirety as follows:

“FOURTH:  The aggregate number of shares of stock of all classes which the Corporation shall have authority to issue is 10,500,000 consisting of 10,000,000 shares of the Corporation’s Common Stock (the “Common Stock”) having a par value of $0.001 per share and 500,000 shares of the Corporation’s Preferred Stock (the “Preferred Stock”) having a par value of $0.001 per share.”

FOURTH: That, pursuant to resolution of its Board of Directors, an annual meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by applicable law was voted in favor of the Amendment.

FIFTH: That said Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

SIXTH: The foregoing amendment shall be effective as of 4:02pm Eastern Time on Tuesday October 29, 2013.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Amended and Restated Certificate of Incorporation to be executed on this 25th day of October, 2013.

TRANS-LUX CORPORATION

By:	/s/ Kristin Kreuder
Name: Kristin Kreuder
Title: Vice President, General Counsel and Secretary